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                                                                    Exhibit 10.3

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS


TO: Chicago Title Company                         Escrow No.:  013038051
    925 B Street                                  Escrow Officer:  Lori Brandt
    San Diego, California 92101                   Title Order No.:  13038051-UI3
                                                  Title Officer:  Michael Brady


        THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 11th day of April, 2001, by and between TC KEARNY VILLA, L.P., a Delaware limited partnership ("Buyer"), and COHU, INC., a Delaware corporation ("Seller"), with respect to the following:

                                R E C I T A L S :

        A. Seller desires to sell and convey to Buyer all of Seller's right, title and interest in and to the following:

                1. That certain real property located in the City of San Diego, County of San Diego, State of California, located at 5755, 5775 and 5785 Kearney Villa Road, consisting of approximately six (6) acres of land (the "Land"), as described on Exhibit "A" attached hereto, together with the office buildings located on the Land, containing in the aggregate approximately 156,000 square feet of leasable space, associated parking areas, and all other transferable improvements, if any, to the extent such rights are owned and assignable by Seller, located on the Land (the "Improvements");

                2. All transferable rights, privileges, easements and appurtenances benefiting the Land and/or the Improvements, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and/or the Improvements, if any, to the extent such rights are owned and assignable by Seller (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property");

                3. All transferable rights in personal property, equipment, supplies and fixtures (collectively, the "Personal Property") owned by Seller and used or useful in the operation of the Real Property (to the extent such rights are owned and transferable by Seller) excluding those items of personal property which Buyer and Seller agree may be removed from the Property as provided in Paragraph 7(a)(vi) below; and

                4. All of Seller's interest in any intangible property used in connection with the Real Property and Personal Property, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property (the "Intangible Personal Property"), to the extent such rights are assignable. Notwithstanding the foregoing, Buyer shall not be assigned or have the right to use the name "Cohu" or "Delta Design". The Real Property, the Personal Property and the Intangible Personal Property are sometimes collectively hereinafter referred to as the "Property."

        B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Chicago Title Company ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                1. Purchase and Sale. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby

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        agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

                2. Purchase Price. The purchase price ("Purchase Price") for the Property shall be Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00).

                3. Payment of Purchase Price. The Purchase Price for the Property shall be payable by Buyer as follows:

                        (a) Initial Deposit. Within two (2) business days after
                the "Opening of Escrow" (as defined in Paragraph 4(a) hereof), Buyer shall deposit or cause to be deposited with Escrow Holder in cash, by a certified or bank cashier's check made payable to Escrow Holder or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available Funds"), the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Initial Deposit"). Upon Escrow Holder's receipt of the Initial Deposit, Escrow Holder shall immediately invest it in an interest bearing account of a federally insured bank or savings and loan association acceptable to Buyer. The Initial Deposit and all interest thereon shall be fully refundable to Buyer if Buyer does not satisfy or waive the contingencies of Paragraph 7(a)(i), (ii), (iii) and (iv) hereof on or before the expiration of the "Contingency Period" (as defined in Paragraph 7(a)(ii) hereof).

                        (b) Additional Deposit. Upon the expiration of the
                Contingency Period, provided Buyer has not earlier terminated this Agreement in accordance with any of its rights to do so contained herein, Buyer shall deposit or cause to be deposited with Escrow Holder in Immediately Available Funds, the additional sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Additional Deposit"). Upon Escrow Holder's receipt of the Additional Deposit, Escrow Holder shall immediately invest it in the interest bearing account described in Paragraph 3(a) above. The Initial Deposit and the Additional Deposit, or so much thereof as shall have then been deposited into Escrow, together with all interest accrued thereon, shall collectively hereinafter be referred to as the "Deposit." The Deposit shall be nonrefundable to Buyer in the event this Agreement and the Escrow is thereafter cancelled by reason of a default by Buyer or a breach by Buyer of any covenant, representation or warranty contained herein, as provided in and subject to the provisions of Paragraph 16(a) hereof. The Deposit and all interest which shall accrue thereon shall be applied to the payment of the Purchase Price upon the Close of Escrow, or refunded to Buyer in the event this Agreement and the Escrow is cancelled for any reason other than a default by Buyer or a breach by Buyer of any covenant, representation or warranty hereunder, in which case the Deposit, together with any interest accrued thereon, shall be delivered to Seller pursuant to Paragraph 16(a) below.

                        (c) Closing Funds. Prior to the Close of Escrow, as
                defined in Paragraph 4(b) below, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price (i.e., after deducting the above Deposit), and plus or minus Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

                4. Escrow

                        (a) Opening of Escrow. For purposes of this Agreement,
                the Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from both Buyer and Seller (such date being referred to hereinafter as the "Opening of Escrow"). Escrow Holder shall notify Buyer and Seller in writing of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. If there is any conflict or inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

                        (b) Close of Escrow. For purposes of this Agreement, the
                "Close of Escrow" shall be the date that the grant deed, the form of which is attached hereto as Exhibit "B" (the "Grant Deed"), conveying the Real Property to Buyer, is recorded in the Official Records of San Diego County, California (the "Official Records"). Unless extended in writing by Buyer and Seller, the Close of Escrow shall occur on or before the date which is twelve (12) days after expiration of the



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                Contingency Period (the "Closing Date"). Seller shall deliver possession of the Property to Buyer upon the Close of Escrow, subject only to the "Approved Condition of Title" (as defined in Paragraph 5 below) and the "Short Term Lease" (as defined in Paragraph 7(a)(vii) below).

                5. Condition of Title. It shall be a condition to the Close of Escrow for Buyer's benefit that title to the Real Property be conveyed to Buyer by Seller by the Grant Deed subject only to the following approved condition of title ("Approved Condition of Title"):

                        (a) a lien to secure payment of real estate taxes, not
                delinquent;

                        (b) the lien of supplemental taxes assessed pursuant to
                Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code ("Code"), but only to the extent that such supplemental taxes are attributable to the transaction contemplated by this Agreement. Seller shall be responsible for, and shall indemnify, protect, defend (with counsel chosen by Buyer) and hold harmless Buyer and the Real Property from and against any and all supplemental taxes assessed pursuant to the Code, to the extent that such taxes are attributable to any period occurring prior to the Close of Escrow;

                        (c) matters affecting the Real Property created by or
                with the written consent of Buyer; and

                        (d) exceptions which are disclosed by the Report
                described in Paragraph 7(a)(i) hereof and which are approved or deemed approved by Buyer in accordance with such Paragraph 7(a)(i).

                Seller covenants and agrees that during the term of the Escrow, it will not cause or permit title to the Real Property to differ from the Approved Condition of Title described in this Paragraph
                5. Any liens, encumbrances, encroachments, easements, restrictions, conditions, covenants, rights, rights-of-way or other matters affecting the Approved Condition of Title which may appear of record or be revealed after the date of the Report described in Paragraph 7(a)(i) below shall also be subject to Buyer's approval and must be eliminated or ameliorated by Seller to Buyer's sole, absolute and subjective satisfaction prior to the Close of Escrow as a condition to the Close of Escrow for Buyer's benefit.

                6. Title Policy. Title shall be evidenced by the willingness of the "Title Company" (as defined in Paragraph 7(a)(i) hereof) to issue its ALTA Extended Coverage (Form B-1970) Owner's Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price, showing title to the Property vested in Buyer or its title nominee as provided in Paragraph 20 hereof and subject only to the Approved Condition of Title.

                7. Conditions to Close of Escrow

                        (a) Conditions to Buyer's Obligations. The Close of
                Escrow and Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's written waiver thereof, it being agreed that Buyer may waive in writing any or all of such conditions) for Buyer's benefit on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer terminates this Agreement and the Escrow due to the nonsatisfaction of any such conditions within the timeframe prescribed herein, then Buyer shall be entitled to the immediate return of the Deposit and all interest accrued thereon:

                                (i) Title. Buyer shall have approved the legal
                        description of the Land and any matters of title as disclosed by the following documents (collectively, the "Title Documents") prepared at Seller's sole cost and expense and to be delivered to Buyer at Seller's sole cost and expense: (A) a standard preliminary title report dated on or after the date of this Agreement issued by Chicago Title Company (the "Title Company") with respect to the Land, as such report may be amended or supplemented from time to time to reflect additional title matters or survey exceptions (the "Report"); (B) legible copies of all documents, whether recorded or unrecorded, referred to in the Report; and (C) a color-coded map plotting all easements disclosed by the Report. Seller shall cause the Title



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                        Documents to be delivered to Buyer concurrently with the
                        Opening of Escrow. Buyer may also obtain, at Buyer's sole cost and expense, an ALTA as-built survey of the Land (the "Survey").

                        Buyer shall have until the expiration of the Contingency Period to give Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's disapproval or conditional approval of the legal description or any matters shown in or disclosed by the Title Documents and the Survey.

                        The failure of Buyer to give Buyer's Title Notice on or before the Contingency Period shall be deemed to constitute Buyer's approval of the respective matters relating thereto. If Buyer disapproves or conditionally approves any of the foregoing matters, Seller may, within five (5) days after its receipt of Buyer's Title Notice, elect to eliminate or ameliorate to Buyer's sole, absolute and subjective satisfaction such disapproved or conditionally approved matters. Within such five (5) day period, Seller shall give Buyer written notice (which shall hereinafter be referred to as "Seller's Title Notice") of those disapproved or conditionally approved matters, if any, which Seller covenants and agrees to either eliminate from the Title Policy as exceptions to title to the Property or to ameliorate to Buyer's sole, absolute and subjective satisfaction by the Closing Date as a condition to the Close of Escrow for Buyer's benefit. If Seller does not elect in Seller's Title Notice to eliminate or ameliorate any disapproved or conditionally approved matters as provided above, or Buyer disapproves, in Buyer's sole, absolute and subjective discretion, Seller's Title Notice, then Buyer shall have the right, by a writing delivered to Seller and Escrow Holder prior to the Closing Date, to: (A) waive its prior disapproval, in which event said disapproved matter(s) shall be deemed approved, or (B) terminate this Agreement and the Escrow created pursuant hereto, in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, and this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate. Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby disapproves all liens evidencing monetary encumbrances (other than liens for non-delinquent real property taxes) and Seller agrees to cause all such liens to be eliminated at Seller's sole cost and expense (including all prepayment penalties and charges) prior to or concurrently with the Close of Escrow.

                                (ii) Review and Approval of Documents and
                        Materials. Seller shall make available to Buyer concurrently within the Opening of Escrow the documents and materials respecting the Property set forth below (the "Documents and Materials"). From the Opening of Escrow until 5 p.m. Pacific Time on April 6, 2001 (the "Contingency Period"), Buyer shall have the right to review and approve or disapprove, in its sole, absolute and subjective discretion, any or all of the Documents and Materials. The failure of Buyer to approve of the Documents and Materials on or before the expiration of the Contingency Period shall be deemed to constitute Buyer's disapproval thereof, in which event this Agreement shall terminate and the Deposit shall be returned to Buyer.

                                        (A) Permits. Any and all governmental
                                approvals (such as approved building permits, building inspection approvals and certificates of occupancy) and/or authorizations pertaining to the Property to the extent in the possession or control of Seller;

                                        (B) Improvement Plans. Complete
                                "as-built" plans, drawings and specifications for the Improvements to the extent in the possession or control of Seller;

                                        (C) Agreements. Legible copies of any
                                and all insurance policies, broker listing agreements, construction contracts, management contracts, maintenance contracts, service contracts, reciprocal easement agreements, if any,



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                                utility will-serve letters and any other
                                contracts or agreements affecting or relating to the ownership, operation, maintenance, construction or development of the Property, including, without limitation, copies of all warranties with respect thereto (collectively, the "Contracts");

                                        (D) Personal Property List. A detailed
                                list ("Personal Property Schedule") of all personal property, including, without limitation, any and all fixtures, equipment and tools owned by Seller and used on or in connection with the Property, which are to be conveyed to Buyer at Close of Escrow pursuant to the Bill of Sale described in Paragraph 8(d) below, together with a copy of all warranties and guaranties applicable thereto. Said list shall reflect any and all security interests in said personal property, and Seller shall cause, at Seller's sole cost and expense, said personal property to be released from any such security interests at the Close of Escrow;

                                        (E) Tax Statements. Legible copies of
                                the most recently issued bills for all real property taxes and assessments and all personal property taxes payable with respect to the Property, or any portion thereof;

                                        (F) Schedule of Expenses. A schedule
                                reflecting any and all expenses for the
                                ownership, operation, maintenance and repair of the Property for the calendar years of 1998 and 1999 and for the calendar year 2000 up to and including the month of October, 2000, which schedule shall include, without limitation, the following:

                                               (1) annual insurance premiums for
                                        all forms of coverage;

                                               (2) real property taxes and
                                        assessments;

                                               (3) utility charges, management
                                        fees, maintenance and repair costs;

                                               (4) any and all other costs and
                                        expenses incurred in connection with the ownership, operation, maintenance and repair of the Property; and

                                               (5) any material extraordinary or
                                        periodic expenses, repairs or other
                                        improvements which Seller anticipates
                                        will be incurred or will become
                                        necessary within the twelve (12) months
                                        following the Closing Date in connection with the ownership, operation, maintenance and repair of the Property;

                                        (G) Soils and Engineering Reports. All
                                existing and available soils, environmental and building reports and engineering data pertaining to the Real Property or any portion thereof and any and all architectural studies, grading plans, topographical maps and similar data respecting the Real Property which are in the possession or control of Seller;

                                        (H) Miscellaneous. Such other documents
                                in Seller's possession or control which relate to the Property which Buyer shall reasonably request.

                                (iii) Inspections and Studies. On or before the
                        expiration of the Contingency Period, Buyer shall have the right to approve or disapprove, in Buyer's sole, absolute and subjective discretion, the results of any and all inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies and soils, seismic and geologic reports, as well as toxic and environmental reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections and/or investigations as Buyer may elect to make or obtain. The failure of Buyer to approve said results on or prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's disapproval thereof, in which event this Agreement shall



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                        terminate and the Deposit shall be returned to Buyer.

                                        (A) Access. During the term of this
                                Escrow, Buyer shall be afforded access by Seller to review Seller's books and records relating to the Property, and Buyer, its agents, consultants, contractors and subcontractors shall have the right to enter upon the Property to conduct or make any and all inspections and tests (including, without limitation, environmental assessments of the Real Property) as may be necessary or desirable in Buyer's sole, absolute and subjective judgment and discretion. Notwithstanding the foregoing, Buyer shall provide Seller with at least twenty-four
                                (24) hours prior written or verbal notice before entering the Property for the purpose of making examinations, tests, analyses, investigations, surveys, inquiries and other inspections in connection with Buyer's efforts to bring about satisfaction of the conditions precedent set forth in Paragraph 7. Such inspections shall only be done during normal business hours. Buyer shall not have the right to perform borings, samplings, groundwater tests and other intrusive physical environmental audit procedures (collectively "Subsurface Testing") on the Property without Buyer first obtaining the prior written approval of Seller, which approval shall not be unreasonably withheld provided that Buyer complies with the terms and conditions of this Paragraph. Any Subsurface Testing shall be conducted by a licensed, insured environmental consulting firm reasonably acceptable to Seller. If Buyer elects to perform such Subsurface Testing, Buyer shall present to Seller for its approval a proposed scope of such work at least five (5) days before such proposed Subsurface Testing and Seller may elect to require Seller's environmental consultant to be present during the performance of any Subsurface Testing. All of such examinations, tests, analyses, investigations, surveys, inquiries and other inspections (including Subsurface Testing) to be performed by Buyer under this Paragraph shall be performed by Buyer at Buyer's sole cost and expense.

                                        (B) Confidentiality. Buyer, and its
                                agents, employees, contractors and
                                representatives, shall not disclose to any third party, including any governmental or quasi-governmental authority, the results of any examinations, tests, analyses, investigations, surveys, inquiries or other inspections conducted by, or at the request of, Buyer on or regarding the Property, except: (i) to the extent that Buyer is required to do so pursuant to applicable law, provided that, prior to such disclosure, Buyer shall notify Seller of Buyer's belief that Buyer is required to disclose such information; and (ii) to those of Buyer's consultants, partners, lenders, accountants, and attorneys who require such information in order to perform the services for which they were retained; provided that, prior to such disclosure, Buyer shall direct each such consultant not to disclose any such information to any other person or entity.

                                        (C) Indemnity. Buyer shall indemnify,
                                defend, protect and hold Seller harmless from and against any and all loss, cost, damage, injury, claim, liability or expenses (including attorneys' fees) arising out of claims of injury to or death of persons, damage to property, or claims of lien for work or labor performed, materials or supplies furnished as a result of the exercise of Buyer's (or its agents', contractors', employees' or authorized representatives') right of entry pursuant to this Paragraph or the performance of Buyer's due diligence under this Agreement; provided that Buyer shall not be liable for any losses or liabilities resulting from Buyer's investigations uncovering the existence of any environmental contamination or any other defects or conditions which adversely impact the Property. In addition to the foregoing, Buyer agrees to restore the Property to the condition existing prior to Buyer's investigation of the Property.

                                        (D) Buyer's Work Product. Upon
                                termination of this Agreement for any reason whatsoever, Buyer shall promptly deliver to Seller all reports,



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                                plans, specifications, studies, drawings,
                                photographs, models, surveys, test results and other documents or work product of Buyer which are not subject to any confidentiality agreement (it being agreed that Buyer shall use good faith efforts to have its reports prepared on a non-confidential basis) or do not constitute financial projections of Buyer ("Work Product"), or its consultants, agents, employees and independent contractors, either received by Buyer from Seller or any third person, or prepared by or for Buyer, relating to the Property or in any way arising out of this Agreement. Such Work Product shall be delivered to Seller on an "as-is" basis, without any representation or warranty.

                                        (E) Insurance. Before any entry onto the
                                Property under this Paragraph, Buyer shall procure and furnish to Seller a certificate of insurance showing that Buyer has obtained a policy of commercial liability insurance with combined single limit coverage of One Million Dollars ($1,000,000.00), naming Seller as an additional insured, which shall be issued by a responsible insurer licensed to conduct insurance business in California. Such insurance policy shall expressly provide that such insurance may not be canceled or reduced in scope or coverage without at least thirty (30) days' prior written notice to Seller.

                                (iv) Representations, Warranties and Covenants
                        of Seller. Seller shall have duly performed each and every covenant and agreement to be performed by Seller pursuant to this Agreement and Seller's representations, warranties and covenants set forth in Paragraph 14 hereof shall be true and correct as of the Closing Date.

                                (v) No Material Changes. At the Closing Date,
                        there shall have been no material adverse changes in the physical or environmental condition of the Property from and after the Opening of Escrow.

                                (vi) Seller's Personal Property. As a condition,
                        for Buyer's and Seller's benefit, prior to the expiration of the Contingency Period, Buyer and Seller shall agree upon a list of personal property that Seller shall remove from the Property and a list of all items of repair to the Property that will be necessitated as a result of the removal of Seller's personal property from the Property. To effectuate the foregoing, Seller agrees to provide Buyer with the foregoing lists within five
                        (5) business days following the Opening of Escrow. Thereafter, the parties shall mutually meet and confer to negotiate the final lists. If the lists are not mutually approved by the expiration of the Contingency Period, either Buyer or Seller shall have the right to terminate this Agreement by delivering written notice to the other party by 5:00 p.m. on the date the Contingency Period expires.

                                (vii) Short Term Lease. Prior to the expiration
                        of the Contingency Period, Buyer and Seller shall agree upon the terms and form of short term lease ("Short Term Lease") for Seller to occupy the Property following the Close of Escrow. The terms and conditions of the Short Term Lease shall include a monthly base rental rate of One Hundred Thirty Two Thousand Six Hundred and 00/100 Dollars, shall be "triple net", with Seller to pay for all costs and expenses in connection with the Property during the term of such lease (including, without limitation, taxes, insurance and operating expenses), shall be for a term of three (3) months (or as otherwise agreed to by the parties), and shall otherwise be upon the business and other terms agreed to by the parties prior to the expiration of the Contingency Period.

                                (viii) Deposits. Seller shall have made all
                        deposits with Escrow Holder required of Seller pursuant to the provisions of Paragraph 8 of this Agreement.

                                (ix) Financing. Buyer shall have obtained
                        non-recourse financing from a lender acceptable to Buyer in the amount of seventy-five percent (75%) of the Purchase Price, upon the following terms and conditions:
                        (A) a maturity date at least six (6) months after the date of the closing of the loan, with an option to renew for up to an additional one-hundred eighty (180) days;
                        (B) interest only payments commencing on the first day of the month following the date of the closing of the loan, and continuing on a monthly basis; (C) an interest rate of eight percent (8%) per annum; and (d) other terms



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                        satisfactory to Buyer in its reasonable discretion.

                        (b) Conditions to Seller's Obligations. For the benefit
                of Seller, the Close of Escrow shall be conditioned upon the timely performance by Buyer of all of the obligations required by the terms of this Agreement to be performed by Buyer (or Seller's waiver thereof, it being agreed that Seller may waive such condition), including without limitation, the following:

                        Accuracy of Representations. All of the representations
                and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Close of Escrow with the same effect as if made at the Close of Escrow.

                        Performance. Buyer shall have performed, observed and
                complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Close of Escrow hereunder.

                        Documents and Deliveries. All instruments and documents
                required on Buyer's part to effectuate the Close of Escrow and the transactions contemplated hereby shall be delivered to Seller or the Escrow Holder, as required hereby, shall be in form and substance consistent with the requirements herein, and all funds to be deposited into the Escrow pursuant hereto shall have been timely deposited by the responsible party(ies).

                        Short Term Lease. Upon the Close of Escrow, Buyer shall
                have executed the Short Term Lease in the form agreed to by Buyer and Seller prior to the expiration date of the Contingency Period.

                        Personal Property List. Prior to the expiration of the
                Contingency Period, Buyer and Seller shall have agreed to the lists described in Paragraph 7(a)(vi) above.

                        Failure of Conditions. If any conditions precedent to
                Seller's obligations as set forth in this Paragraph 7(b) are not timely satisfied or waived in writing by Seller at or prior to the times prescribed therein, including, but not limited to, timely delivery of the Additional Deposit into the Escrow by Buyer, then Seller shall have the option, exercisable by written notice delivered to Buyer, of declining to proceed with the Close of Escrow. In such event, except as expressly set forth herein, all rights, obligations and liabilities of Buyer and Seller under this Agreement shall terminate (except for any obligations or liabilities under this Agreement which specifically set forth that such obligations or liabilities shall survive the termination of this Agreement or for any claim that either party may have against the other party for a default under this Agreement that caused the condition to be unfilled) and (a) all documentation delivered to Buyer pursuant hereto shall be returned to Seller, (b) all third party reports obtained by Buyer with respect to the Property shall be delivered to Seller without representation or warranty and at no cost to Seller, if requested by Seller, and (c) the Deposit shall be retained by Seller.

                8. Deposits by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

                        (a) Grant Deed. The Grant Deed conveying the Real
                Property to Buyer or its title nominee, as provided in Paragraph 21 hereof, duly executed as appropriate by Seller, acknowledged and in recordable form in the form attached hereto as Exhibit "B";

                        (b) Contracts. Any and all original Contracts and all
                warranties related thereto, if any, approved by Buyer in accordance with Paragraph 7(a) hereof;

                        (c) Assignment of Contracts and Assumption Agreement.
                Assignment of Contracts and Assumption Agreement ("Assignment of Contracts"), duly executed by Seller, in the form attached hereto as Exhibit "C", pursuant to which Seller shall assign to Buyer all of Seller's right, title and interest in, under and to the Contracts which Buyer approved and elected to assume during the Contingency Period and any and all warranties relative thereto;

                        (d) Bill of Sale. Bill of Sale ("Bill of Sale"), duly
                executed by Seller, in the form attached hereto as Exhibit "D", conveying all of Seller's right, title and interest in and to the Personal Property;

                        (e) Transferor's Certification of Non-Foreign Status.
                Transferor's Certification of Non-Foreign Status, for both federal and state, in the form attached hereto as Exhibit "E", duly executed by Seller ("Seller's Certificate");

                        (f) General Assignment. General Assignment ("General
                Assignment"), duly executed by Seller, in the form attached herein as Exhibit "F", conveying all of Seller's right, title and interest in and to the Intangible Personal Property;

                        (g) Short Term Lease. Counterpart of the Short Term
                Lease, duly executed by Seller; and

                        (h) Other Instruments. Such other instruments and
                documents as are described in Paragraph 23(b) herein.

                9. Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder in Immediately Available Funds, the funds which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in Paragraph 3 above (as reduced by the prorations and credits hereinafter provided). In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

                        (a) Assignment of Contracts. Counterpart of the
                Assignment of Contracts, duly executed by Buyer;

                        (b) General Assignment. Counterpart of the General
                Assignment, duly executed by Buyer;

                        (c) Short Term Lease. Counterpart of the Short Term
                Lease, duly executed by Buyer; and

                        (d) Other Instruments. Such other instruments and
                documents as are described in Paragraph 23(b) herein.

                10. Costs and Expenses. The cost and expense of the standard CLTA portion of the Title Policy, covering the Purchase Price for the Property, shall be paid by Seller, and the cost and expense of any additional costs for extended coverages or endorsements, if any, shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes payable in connection with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting, recording and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.

                11. Prorations. The following prorations between Seller and Buyer shall be made by Escrow Holder computed as of the Close of Escrow:

                        (a) Taxes. Real and personal property taxes and
                assessments on the Property shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments.

                        (b) Utilities. Gas, water, electricity, heat, fuel,
                sewer and other utilities and the operating expenses relating to the Property shall be prorated as of the Close of Escrow. If the parties are unable to obtain final meter readings as of the Close of Escrow, such expenses shall be estimated as of the Close of Escrow on the basis of the prior operating history of the Property.

                At least one (1) business day prior to the Close of Escrow, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

                12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the following manner:

                        (a) Prorations. Prorate all matters referenced in
                Paragraph 11 based upon the statement delivered into Escrow signed by the parties;

                        (b) Recording. Cause the Grant Deed and any other
                documents which the parties hereto may mutually direct, to be recorded in the Official Records in the order directed by the parties;

                        (c) Funds. Disburse from funds deposited by Buyer with
                Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs and disburse the balance of such funds, if any, to Buyer;

                        (d) Documents to Seller. Deliver to Seller the Purchase
                Price in Immediately Available Funds, counterparts of the Assignment of Contracts, the General Assignment and the Short Term Lease executed by Buyer;

                        (e) Documents to Buyer. Deliver to Buyer originals of
                the Contracts, the Bill of Sale, the Seller's Certificate, counterparts of the Assignment of Contracts, the General Assignment and the Short Term Lease executed by Seller, and any other documents which are to be delivered to Buyer hereunder, and, when issued, the Title Policy; and

                        (f) Title Policy. Direct the Title Company to issue the
                Title Policy to Buyer.

                13. Covenants of Seller. Seller hereby covenants with Buyer, as follows:

                        (a) From and after the date of this Agreement, Seller
                shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole, absolute and subjective discretion, enter into any maintenance contract, service contract, listing agreement or any other contract affecting or relating to the Property which will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow;

                        (b) All insurance policies carried by Seller with
                respect to the Property and in effect as of the date of this Agreement shall remain continuously in full force and effect from the date of this Agreement through the day upon which the Close of Escrow occurs;

                        (c) From and after the date of this Agreement, Seller
                shall not amend, modify, alter or supplement any Contract which is approved by Buyer pursuant to Paragraph 7(a) hereof. Further, Seller hereby covenants and agrees that it shall terminate on or before the Close of Escrow any Contract which Buyer disapproves in accordance with Paragraph 7(a) hereof;

                        (d) From the date of this Agreement until the Close of
                Escrow, Seller hereby covenants and agrees that it shall (i) operate and manage the Property in the same manner Seller currently maintains the Property, (ii) maintain all present services and amenities, (iii) maintain the Property in good condition, repair and working order, (iv) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property in a manner customary for similarly situated properties, (v) perform when due, and otherwise comply with, all of Seller's obligations and duties under the Contracts approved by Buyer in accordance with Paragraph 7(a) hereof, and (vi) maintain the Property in accordance with all applicable laws, ordinances, rules and regulations affecting the Property. Except for the personal property to be retained by Seller as provided in Paragraph 7(a)(vi) above, none of the Personal Property shall be removed from the Real Property, unless replaced by unencumbered personal property of equal or greater utility and value. Except for the personal property to be retained by Seller as provided in Paragraph 7(a)(vi) above, all Personal Property and Intangible Personal Property shall be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature;

                        (e) After the date of this Agreement, Seller shall not
                alienate, lien, encumber or otherwise transfer all or any portion of the Property (other than to Buyer at the Close of Escrow);

                        (f) From and after the date of this Agreement, Seller
                shall not enter into any lease
                without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                        (g) Upon Buyer's request for a period of one (1) year
                after the Close of Escrow, Seller shall make all of Seller's records with respect to the Property available to Buyer for inspection, copying and audit by Buyer's designated employees, accountants or consultants; and

                        (h) Seller shall promptly notify Buyer of any change in
                any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or misleading, and of any covenant of Seller under this Agreement which Seller will be incapable of performing or less likely to perform.

                14. Seller's Representations and Warranties. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following covenants, representations and warranties, each of which is material and is being relied upon by Buyer (and the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder):

                        (a) Representations Regarding Seller's Authority

                                (i) Seller has the legal power, right and
                        authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

                                (ii) All requisite action (corporate, trust,
                        partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

                                (iii) The individuals executing this Agreement
                        and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof;

                                (iv) This Agreement and all documents required
                        hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms; and

                                (v) Neither the execution and delivery of this
                        Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property;

                        (b) Threatened Actions. To Seller's actual knowledge,
                there are, and at the Close of Escrow there will be, no pending actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting, or which may affect, all or any portion of the Property or in which Seller is or will be a party by reason of Seller's ownership of the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, collection actions, alleged building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, federal environmental protection agency or zoning violations, personal injuries or property damages alleged to have occurred at the Property or by reason of the condition or use of or construction on the Property. Seller is not aware of the existence of any threatened or contemplated actions, claims or proceedings or of the existence of any facts which might give rise to any such actions, claims or proceedings;

                        (c) Compliance with Law. To Seller's actual knowledge,
                all applicable laws, ordinances, rules, requirements, regulations, building codes and environmental rules of any governmental agency, body or subdivision thereof bearing on the Property and the construction of the Improvements have been complied with;

                        (d) Agreements. To Seller's actual knowledge, there are
                no agreements (whether oral or written), affecting or relating to the right of any party with respect to the possession of the

                Property, or any portion thereof, which are obligations which will affect the Property or any portion thereof subsequent to the recordation of the Grant Deed except as set forth in the Contracts provided to and approved by Buyer in accordance with Paragraph 7(a)(ii) hereof, or as may be reflected in the Approved Condition of Title;

                        (e) Documents True. To Seller's actual knowledge, all
                documents delivered by Seller to Buyer pursuant to this Agreement are true, accurate, correct and complete copies of originals and any and all information prepared by Seller or at Seller's direction and supplied to Buyer by Seller in accordance with Paragraph 7(a) hereof are true, accurate, correct and complete;

                        (f) Contracts. To Seller's actual knowledge, there are
                no maintenance contracts, service contracts or any other contracts (whether oral or written) affecting or relating to the Property which will survive the Close of Escrow except as approved by Buyer in accordance with Paragraph 7(a)(ii) hereof. At the Close of Escrow, there will be no outstanding contracts entered into by Seller for the construction or repair of any improvements to the Real Property which have not been fully paid for, and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Real Property prior to the Close of Escrow;

                        (g) Hazardous Wastes. To Seller's actual knowledge,
                there is no asbestos or materials containing asbestos incorporated into any of the Improvements. To Seller's actual knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property or the Improvements including, but not limited to, soil and groundwater condition. Seller further represents and warrants that, except as set forth in Exhibit "G" attached hereto, neither Seller nor, to Seller's actual knowledge, any third party has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Materials"). Seller has no knowledge of the presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on, upon, beneath or about the Land or the Improvements. For purposes of this subparagraph, the term Hazardous Materials shall include, but not be limited to, asbestos, petroleum and any petroleum by-products, urea formaldehyde, foam insulation, polychlorinated biphenyls, and any other substance which is a "Hazardous Substance" under California Health and Safety Code Section 25316 and in the regulations adopted and publications promulgated pursuant to said statute and any amendments thereto;

                        (h) Structural, Mechanical and Electrical Defects. To
                Seller's actual knowledge, there are no physical or mechanical defects or deficiencies in the condition of the Property, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Property or in the Improvements and all such items are in good operating condition and repair;

                        (i) No Prior Transfer. Seller has not previously sold,
                transferred or conveyed the Property and Seller has not entered into any executory contracts for the sale of the Property (other than this Agreement), nor do there exist any rights of first refusals or options to purchase the Property;

                        (j) Insurance Notices. Seller has not received any
                notice from any of Seller's insurance carriers of any defects or inadequacies in the Property, or any portion thereof, which would adversely affect the insurability of the Property or the cost of any such insurance. There are no pending insurance claims with respect to all or any portion of the Property;

                        (k) Representations and Warranties at Closing. The
                representations and warranties of Seller set forth in this Agreement shall be deemed to be remade and restated by Seller on and as of the Close of Escrow and shall survive the Close of Escrow for a period of one (1) year.

                        (l) Definition of Seller's Actual Knowledge. For all
                purposes under this Agreement, the phrase "actual knowledge" of Seller or the equivalent means the actual current (and not constructive or imputed) knowledge, without independent investigation or inquiry or any duty of independent investigation or inquiry, of John Allen, the VP of Finance and CFO of COHU, Inc. All representations and warranties made herein, and elsewhere in this Agreement or exhibits attached hereto, are subject to, and qualified by, information and disclosures contained in the doc-uments and reports delivered by Seller to Buyer, such information discovered by Buyer prior to the expiration of the Contingency Period, or as otherwise disclosed in writing by Seller to Buyer prior to the end of the Contingency Period.

                        (m) Seller's Disclaimer. Buyer acknowledges and agrees
                that Buyer is a sophisticated, knowledgeable investor in real property and is acquiring the Property solely upon its own judgment; and not upon any statement, representation or warranty by Seller, or any agent or representative of Seller, which is not expressly set forth in this Agreement. Except for the express representations and warranties of Seller set forth herein, Buyer acknowledges and agrees that the sale of the Property to Buyer is made without any warranty or representation of any kind by Seller, either express or implied, with respect to any aspect, portion or component of the Property, including:
                (i) the physical condition, nature or quality of the Property, including the quality of the soils on and under the Property and the quality of the labor and materials included in any buildings or other improvements, fixtures, equipment or personal property comprising a portion of the Property; (ii) the fitness of the Property for any particular purpose; (iii) the presence or suspected presence of hazardous materials on, in, under or about the Property (including the soils and groundwater on and under the Property); or (iv) existing or proposed governmental laws or regulations applicable to the Property, or the further development or change in use thereof, including environmental laws and laws or regulations dealing with zoning or land use. Buyer further agrees and acknowledges that, as of the Closing, Buyer shall have made such feasibility studies, investigations, environmental studies, engineering studies, inquiries of governmental officials, and all other inquiries and investigations, which Buyer shall deem necessary to satisfy itself as to the condition, nature and quality of the Property and as to the suitability of the Property for Buyer's purposes. Buyer further agrees and acknowledges that, in purchasing the Property, Buyer shall rely entirely on its own investigation, examination and inspection of the Property and its analysis and evaluation of the property documents made available by Seller to Buyer pursuant to Paragraph 7(a)(ii), and not upon any representation or warranty of Seller, or any agent or representative of Seller, which is not set forth in Paragraph
                14. THEREFORE, EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 14, BUYER AGREES THAT, IN CONSUMMATING THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, BUYER SHALL ACQUIRE THE PROPERTY IN ITS THEN CONDITION, "AS IS, WHERE IS" AND WITH ALL FAULTS, AND, SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 14, SOLELY IN RELIANCE ON BUYER'S OWN INVESTIGATION, EXAMINATION, INSPECTION, ANALYSIS AND EVALUATION OF THE PROPERTY.

                        (n) Buyer's Release of Seller. Subject to all the terms
                and conditions of this Paragraph 14, Buyer hereby waives, releases and forever discharges Seller and its officers, directors, employees and agents from any and all claims, actions, causes of action, demands, liabilities, damages, costs, expenses or compensation whatsoever, whether direct or indirect, known or unknown, foreseeable or unforeseeable, which Buyer may have at the Closing or which may arise in the future on account of or in any way arising out of or connected with: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Real Property); (ii) the condition of title to the Property; and (iii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Real Property) of any hazardous materials. Buyer hereby waives the protection of California Civil Code Section 1542, which reads as follows:

                        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Buyer's Initials: __________

                However, the foregoing provisions of this Paragraph 14(n) shall not serve to release Seller from any breach of the express representations and warranties set forth in Paragraph 14.

                15. Buyer's Covenants, Representations and Warranties. In addition to any express agreements of Buyer contained elsewhere in this Agreement, Buyer hereby represents and warrants to, and covenants with, Seller as follows:

                        (a) Organization. Buyer is a corporation duly organized,
                validly existing and in good standing under the laws of the State of California, and is qualified to do business and is in good standing under the laws of the State of California.

                        (b) Authorization. Buyer has or will have the legal
                power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. Each individual executing this Agreement and the instruments referenced herein on behalf of Buyer has or will have the legal power, right and actual authority to execute this Agreement and to bind Buyer to the terms and conditions hereof and thereof.

                        (c) Litigation. There are no assignments for the benefit
                of creditors, insolvency, bankruptcy, reorganization or other similar proceedings pending (or, to the Buyer's current actual knowledge, threatened or contemplated) against Buyer nor are any of such proceedings contemplated by Buyer.

                        (d) No Violations. The execution, delivery and
                performance by Buyer of this Agreement, or any other document, agreement or instrument referred to herein, does not and will not violate any existing order or decree of any court, arbitrator or governmental agency, or any existing indenture, agreement or any other instrument to which Buyer is a party or by which Buyer is bound, or be in conflict with, result in the breach of or constitute a default under any such indenture, agreement or other instrument.

                        (e) Survival. The representations and warranties of
                Buyer set forth in Paragraph 15 are true and correct on and as of the date of this Agreement, and shall be true and correct on and as of the date of the Close of Escrow. The representations and warranties of Buyer set forth herein shall survive for a period of one (1) year.

                        (f) New Information. To the extent that Buyer becomes
                aware of any information after the execution date that would affect the accuracy of the representations and warranties given by Buyer pursuant to this Paragraph 15, Buyer shall promptly notify Seller of such information.

                16. Remedies

                        (a) LIQUIDATED DAMAGES. PROVIDED BUYER HAS NOT ELECTED
                TO TERMINATE THIS AGREEMENT PURSUANT TO ANY OF BUYER'S RIGHTS TO DO SO CONTAINED HEREIN, IF AFTER THE EXPIRATION OF THE CONTINGENCY PERIOD BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR SOLELY BY REASON OF SUCH DEFAULT, THEN ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGES BY REASON OF BUYER'S DEFAULT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT OF THE DEPOSIT PREVIOUSLY PLACED INTO ESCROW BY BUYER PURSUANT TO PARAGRAPH 3 HEREOF.

                SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THE FOREGOING AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES AND SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR SOLELY BY REASON OF SUCH DEFAULT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW, WHEREUPON SELLER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER, AND, PROMPTLY FOLLOWING

                ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL
                (i) CANCEL THE ESCROW, AND (ii) DISBURSE TO SELLER THE DEPOSIT. WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, SELLER WAIVES ANY AND ALL RIGHTS WHICH SELLER OTHERWISE WOULD HAVE HAD UNDER CALIFORNIA CIVIL CODE SECTION 3389 TO SPECIFICALLY ENFORCE THIS AGREEMENT. IF THE CLOSE OF ESCROW FAILS TO OCCUR FOR ANY REASON OTHER THAN BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN ESCROW HOLDER SHALL IMMEDIATELY RETURN TO BUYER THE DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. NOTWITHSTANDING THE FOREGOING AND OTHER PROVISIONS IN THIS AGREEMENT TO THE CONTRARY, THIS PARAGRAPH 16 SHALL IN NO WAY LIMIT OR RESTRICT SELLER'S RIGHT TO RECOVERY OF ANY AMOUNT DUE SELLER UNDER PARAGRAPH 7(a)(iii) OR PARAGRAPH 20.

                        Seller's Initials              Buyer's Initials
                        -----------------              ----------------

                        (b) Buyer's Remedies. Buyer and Seller hereby agree
                that, if the sale contemplated by this Agreement is not completed as herein provided by reason of any default of Seller hereunder, then in addition to the return of the Deposit and all interest accrued thereon, Buyer shall be entitled to pursue any remedy available under this Agreement or available at law or in equity, including, without limitation, the right to specifically enforce this Agreement.

                17. Damage or Condemnation Prior to Closing

                        (a) In the event that prior to the Close of Escrow, the
                Real Property, or any portion thereof, is destroyed or materially damaged, Buyer shall have the right, exercisable by giving written notice to Seller within fifteen (15) days after receipt of written notice of such damage or destruction, either
                (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and neither party hereto shall have any further rights or obligations hereunder, or (ii) to accept the Real Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price equal to the amount of the deductible for the applicable insurance coverage, and to receive an assignment of all of Seller's rights to any insurance proceeds payable by reason of such damage or destruction, or if the casualty is not insured, an abatement or reduction in the Purchase Price equal to the cost to repair such damage, which credit shall in no event be more than One Hundred Thousand Dollars ($100,000.00). If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer's prior written consent, which consent Buyer may withhold in its sole, absolute and subjective discretion.

                        (b) In the event that prior to the Close of Escrow there
                is any non-material damage to the Real Property, or any part thereof, Buyer shall accept the Real Property in its then condition with an abatement or reduction in the Purchase Price equal to the amount of the deductible for the applicable insurance coverage (or the cost to repair such damage if uninsured) and proceed with the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller's rights to any insurance proceeds payable by reason of such damage or destruction. In such event, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer's prior written consent, which consent Buyer may withhold in its sole, absolute and subjective discretion.

                        (c) In the event that prior to the Close of Escrow, all
                or any material portion of the Real Property is subject to a taking by a public or governmental authority, Buyer shall have the right, exercisable by giving written notice to Seller within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and neither party hereto shall have any further rights or obligations hereunder, or (ii) to accept the Real Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller's rights to any condemnation award or proceeds payable by reason of such taking. If Buyer elects to proceed under clause
                (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent, which consent Buyer may withhold in its sole, absolute and subjective discretion.

                        (d) In the event that prior to the Close of Escrow, any
                non-material portion of the Real Property is subject to a taking by any public or governmental authority, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller's rights to any award or proceeds payable in connection with such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent, which consent Buyer may withhold in its sole, absolute and subjective discretion.

                        (e) For purposes of this Paragraph 17, damage to the
                Real Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair, as reasonably estimated by Buyer, of such damage or the amount of the condemnation award with respect to such taking shall exceed One Hundred Thousand Dollars ($100,000.00).

                        (f) Seller agrees to give Buyer prompt written notice of
                any taking of, proposed taking of, damage to or destruction of the Real Property.

                18. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, sent by overnight mail (Federal Express or the like) or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy, facsimile, fax or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if sent by overnight mail, the business day following its deposit in such overnight mail facility, (iii) if mailed, four (4) business days after the date of posting by the United States post office, (iv) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid, or (v) if given by telex, telecopy, facsimile or fax, when sent. Any notice, request, demand, direction or other communication sent by cable, telex, telecopy, facsimile or fax must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

                     To Buyer:        c/o Trammell Crow So. Cal. Properties, Inc.
                                      4250 Executive Square, Suite 200
                                      La Jolla, CA 92037
                                      Attention: Dorcey B. Abshier
                                      Phone No.  (858) 526-2649
                                      Fax No.    (858) 526-2601

                     With a copy to:  Jeffer, Mangles, Butler & Marmaro LLP
                                      2121 Avenue of the Stars, Tenth Floor
                                      Los Angeles, California 90067-5010
                                      Attention: Keith Elkins
                                      Phone No:  (310) 785-5353
                                      Fax No.    (310) 203-0567

                     To Seller:       COHU, INC.
                                      5755 Kearny Villa Road
                                      San Diego, California 92123
                                      Attention: John H. Allen
                                      Phone No.  (858) 541-5182
                                      Fax No.    (858) 277-9412

                     With a copy to:  Gray Cary Ware & Freidenrich LLP
                                      401 B Street, Suite 1700
                                      San Diego, California 92101-4297
                                      Attention: Karen M. ZoBell, Esq.
                                      Phone No.  (619) 699-3474
                                      Fax No.    (619) 236-1048

                     To Escrow Holder:Chicago Title Company
                                      925 B Street
                                      San Diego, California 92101
                                      Attention: Lori Brandt
                                      Phone No. (619) 239-6081
                                      Fax No. (619) 544-6229

        Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

                19. Brokers. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CB Richard Ellis, with respect to this transaction in accordance with Seller's separate agreement with said broker, and Seller hereby agrees to indemnify, protect, defend (with counsel chosen by Buyer) and hold Buyer free and harmless from and against any and all commissions or other claims such broker may assert in connection with the parties entering into, or consummating the transactions contemplated by, this Agreement. If any additional claims for broker's or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, protect, save harmless and defend Seller from and against such claims if they are based upon any statement, representation or agreement made by Buyer, and Seller hereby agrees to indemnify, protect, save harmless and defend Buyer from and against such claims if they are based upon any statement, representation or agreement made by Seller.

                20. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following: (i) postjudgment motions;
(ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

                21. Assignment. Seller may not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of Buyer; provided, however, that Seller may assign, transfer or convey its rights or obligations under this Agreement without Buyer's consent to an entity affiliated with Seller or to a new entity which Seller is a member, partner or manager provided that Seller delivers to Buyer written notice of any such transfer. Any assignment shall be effective only if Seller's assignee assumes in writing all of Seller's obligations hereunder; provided, however, Seller shall in no event be released from its obligations hereunder by reason of such assignment. Buyer, without being relieved of liability hereunder and without obtaining Seller's consent, shall have the right to assign its rights and obligations hereunder to an entity affiliated with Buyer or to a new entity in which Buyer is a member, partner or manager or with who Buyer (or any affiliate thereof) has entered into a development services agreement, a property management agreement or other agreement of a similar nature with respect to the Property or any portion thereof; provided that Buyer delivers written notice of such transfer to Seller. Any other assignments requested by Buyer shall be subject to the prior approval of Seller, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer hereby acknowledges it is the intent of the Seller to effect an IRC Section 1031 tax deferred exchange which will not delay the closing or cause additional expense to the Buyer. The Seller's rights under this Agreement may be assigned to Investment Property Exchange Services, Inc., a

Qualified Intermediary, for the purpose of completing such an exchange. Buyer agrees to cooperate with the Seller and Investment Property Exchange Services, Inc. in a manner necessary to complete the exchange.

                22. Intentionally Omitted

                23. Miscellaneous

                        (a) Survival of Covenants. The covenants, representations and warranties of both Buyer and Seller set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow for a period of one (1) year.

                        (b) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

                        (c) Computation of Time Periods. If the date upon which the Contingency Period expires, the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5 p.m. Pacific Time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

                        (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

                        (e) Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

                        (f) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

                        (g) Exhibits and Schedules. The Exhibits and Schedules attached hereto are hereby incorporated herein by this reference for all purposes.

                        (h) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

                        (i) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

                        (j) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                        (k) Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

                        (l) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

                        (m) Successors and Assigns. Subject to the restrictions set forth in Paragraph 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                        (n) Construction. The parties hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength,
        (ii) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (iii) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Agreement, (iv) each such party and such party's counsel and advisors have reviewed this Agreement, (v) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

                        (o) Consideration. In the event that this Agreement is cancelled by reason of

        Buyer's disapproval of any of the matters which are subject to Buyer's approval under Paragraph 7(a) hereof, Buyer shall deliver to Seller any and all reports, studies and the like prepared by or for Buyer with respect to the Property; provided, however, that Buyer shall only be obligated to deliver those reports, studies and the like which are freely transferable by Buyer, at no cost or expense to Buyer. Any and all such reports, studies and the like delivered by Buyer to Seller pursuant to this paragraph shall be accepted by Seller (i) "as-is" without any representation or warranty by Buyer, express, implied or statutory, with respect to any matter pertaining thereto, and (ii) subject to the rights of any other party (other than Buyer) with respect thereto. Seller hereby acknowledges and confirms that such obligation constitutes sufficient consideration for Seller's obligations hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

               "Buyer"                 TC KEARNY VILLA LP,
                                       a Delaware limited partnership

                                       By:  Trammell Crow So. Cal., Inc.,
                                            a Delaware corporation

                                            By:   /s/  Dorsey  B. Abshier
                                               ---------------------------------
                                            Name:  Dorsey B. Abshier
                                                 -------------------------------
                                            Title: Vice-President
                                                   -----------------------------


               "Seller"                COHU, INC.,
                                       a Delaware corporation

                                            By:  /s/  John H. Allen

                                            Name:  John H. Allen
                                                 -------------------------------
                                            Title: Vice-President
                                                   -----------------------------